Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-4 of US Elemental Inc. of our report dated September 21, 2026, relating to the financial statements of HiTech Minerals, Inc. as of June 30, 2026 and for the year then ended, which are included in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Sadler, Gibb & Associates, LLC

Spokane, Washington

September 21, 2026